SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                UNIVIEW TECHNOLOGIES CORPORATION
        (Name of Registrant as Specified In Its Charter)

                              None
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules l4a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                    UNIVIEW TECHNOLOGIES CORPORATION

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held November 2, 2000

To the Shareholders of UNIVIEW TECHNOLOGIES CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of uniView Technologies Corporation, a Texas corporation, (the
"Company"), will be held at 17300 North Dallas Parkway, Suite 2050, Dallas, Texas 75248, on November 2, 2000, at 4:30 P.M., Texas time, for the following purposes:

     1. Election of directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

     2. Ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending June 30, 2001.

     3. Ratification of stock options granted to employees and directors.

     4. Transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof (the "Annual Meeting.")

     Only those Shareholders of record at the close of business on September 20, 2000 will be entitled to receive notice of, and vote at the meeting.

     Your attention is called to the enclosed Proxy Statement.

                              By Order of the Board of Directors,

                              /s/ Billy J. Robinson

                              Billy J. Robinson
                              Secretary

Dallas, Texas
October 2, 2000

                    UNIVIEW TECHNOLOGIES CORPORATION
                 17300 North Dallas Parkway, Suite 2050
                          Dallas, Texas 75248
                            (972) 233-0900
                   _________________________

                         PROXY STATEMENT
                   _________________________

                 Annual Meeting of Shareholders
                        November 2, 2000

                          INTRODUCTION

     This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders of uniView Technologies Corporation (the "Company") on or about October 2, 2000, in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 17300 North Dallas Parkway, Suite 2050, Dallas, Texas 75248, on November 2, 2000, at 4:30 P.M., Texas time, and any postponement or adjournment thereof.

     Our Annual Report on Form 10-K, without exhibits, accompanies this Proxy Statement. We will furnish a copy of any exhibit upon payment of our reasonable expenses in furnishing such exhibit. Requests for a copy of any exhibit should be addressed to: Investor Relations, uniView Technologies Corporation, 17300 North Dallas Parkway, Suite 2050, Dallas, Texas 75248.

                           PROXY SOLICITATION

     When proxies in the accompanying form are properly executed and returned, the shares that they represent will be voted at the Annual Meeting in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the nominees for director named in the proxy and FOR all proposals. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their judgment on those matters. The persons named as proxies in the accompanying form of proxy were selected by the Board of Directors.

     Any shareholder giving a proxy has the power to revoke it at any time by written notice given to and received by the Secretary of the Company prior to the Annual Meeting, or any postponement or adjournment thereof, or upon request if the shareholder is present at the Annual Meeting and chooses to vote in person. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy and return it promptly in the accompanying envelope in order to be sure that your shares will be voted at the Annual Meeting.

     The Company is making the solicitation of proxies and will bear the expense. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by telephone, telecopy, telegraph or in person. No additional compensation will be paid to such persons for the solicitation of proxies. To solicit proxies, we also will request the assistance of banks, brokerage houses and other custodians, nominees and fiduciaries and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies.

               VOTING SECURITIES AND RECORD DATE

     Only holders of record of shares of our common stock, $0.10 par value, (the "Common Stock") as of the close of business on September 20, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 27,191,816 shares of Common Stock issued and outstanding. The Common Stock is the only class of our voting securities issued and outstanding. Each shareholder of record in this class at the close of business on the Record Date is entitled at the Annual Meeting to one vote for each share of Common Stock held. As provided in our Articles of Incorporation, there is no cumulative voting.

                SECURITY OWNERSHIP OF MANAGEMENT
                 AND CERTAIN BENEFICIAL OWNERS

     The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of the Common Stock, as of the Record Date, by our directors, by our executive officers named in the table under "Summary Compensation Table," by a shareholder known to us to own beneficially more than 5% of the outstanding shares of the Common Stock , and by all of our directors and executive officers as a group. Each of the persons listed in the following table has sole voting and investment power as to all shares indicated except as set forth in the notes to the table.

                                   Number of Shares
     Name and Address              Amount and Nature          Percent
     of Beneficial Owner           of Beneficial Ownership    of Class
     -------------------           -----------------------    --------
5% Beneficial Owners

     Founders Equity Group, Inc.   1,705,950(1)               6.27%
     2602 McKinney Ave., Suite 220
     Dallas, Texas 75204

     Patrick A. Custer             2,354,040(2)               8.05%
     17300 N. Dallas Pkwy.,
     Suite 2050
     Dallas, Texas 75248

Directors

     Patrick A. Custer             2,354,040(2)               8.05%
     Billy J. Robinson               747,889(3)               2.68%
     Edward M. Warren                185,250(4)               0.68%
     Bernard S. Appel                170,000(5)               0.62%

Executive Officers

     Patrick A. Custer             2,354,040(2)               8.05%
     Billy J. Robinson               747,889(3)               2.68%
     Thomas P. O'Mara                555,895(6)               2.00%
     Jerry N. Burrows                 50,000(7)               0.18%

All Directors and Executive
     Officers as a Group           5,333,497(8)              16.71%

(1)  Common shares owned.

(2) Includes 17,500 shares owned outright by Mr. Custer; 2,030,000 shares issuable to Mr. Custer upon exercise of vested nonstatutory Employee Stock Options; 261,830 shares held of record by Custer Company, Inc., a family trust, over which Mr. Custer exercises voting control; 20,000 shares issuable to Custer Company, Inc. upon exercise of warrants; 23,750 shares owned by his wife; 940 shares held by his wife for the benefit of his minor daughter; and 10 shares each held by Mr. Custer for the benefit of his two sons.

(3) Includes 17,889 shares owned outright, and 730,000 shares issuable to Mr. Robinson upon exercise of vested nonstatutory Employee Stock Options.

(4) Includes 20,250 shares owned outright, and 165,000 shares issuable to Mr. Warren upon exercise of vested nonstatutory stock options.

(5) Includes 5,000 shares owned outright, and 165,000 shares issuable to Mr. Appel upon exercise of vested nonstatutory stock options.

(6) Includes 5,895 shares owned outright, and 550,000 shares issuable to Mr. O'Mara upon exercise of vested nonstatutory Employee Stock Options

(7) Includes 50,000 shares issuable to Mr. Burrows upon exercise of vested nonstatutory stock options.

(8) Includes 4,063,074 shares beneficially owned by all directors and Executive Officers shown above. Also includes 6,695 shares owned outright, and 521,360 shares issuable to Mr. Park upon exercise of vested nonstatutory Employee Stock Options. Also includes 25,000 shares issuable to Mr. Thomas upon exercise of vested nonstatutory Employee Stock Options. Also includes 123,684 shares owned outright, and 235,000 shares issuable to Ms. Leland upon exercise of warrants. Also includes 123,684 shares owned outright, and 235,000 shares issuable to Mr. Hurst upon exercise of warrants.

                          ELECTION OF DIRECTORS

     Five directors are to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. Four of the nominees are currently directors of the Company.

     The Board of Directors' nominees for the office of director are as follows:

Name                             Age      Position Held With the Company
----                             ---      ------------------------------
Patrick A.  Custer*              51       Chairman of the Board, President
                                           and Chief Executive Officer

Billy J. Robinson                52       Director,  Vice President,
                                           Secretary and General Counsel

Edward M. Warren*                59       Director

Bernard S. Appel*                68       Director

George C. Platt                  60       Nominee
____________________
* Member of the Audit Committee.

                          Nominees for Director

     Patrick A. Custer, 51, is the Chairman of the Board, President and Chief Executive Officer. Mr. Custer served as a director from 1984 to 1985, and from 1987 until the present. He served as President and Chief Executive Officer from 1984 to 1985 and from September 1992 until the present. From 1986 until 1990, Mr. Custer was an international business consultant for Park Central Funding (Guernsey), Ltd. From 1978 until 1982, Mr. Custer was a general securities principal and worked for a major brokerage firm as a corporate finance specialist and was owner of his own brokerage firm. He was responsible for structuring and funding IPO's, real estate, energy companies, and numerous high-tech start-up companies. Mr. Custer's technical experience includes engineering and management positions with Texas Instruments and Honeywell. Mr. Custer is a graduate of Texas Tech University in Finance and Management, with additional studies in Electrical Engineering and master studies in Finance.

     Edward M. Warren, 59, has been a director since September 1992. Since 1980, he has been the Registered Principal and Branch Manager for a major securities firm in Albany, New York. He is also a Financial Consultant, having presented numerous financial seminars over the years throughout eastern New York and western New England. He is also a co-founder of the Coronado Group, through which he has in the past provided professional services to the financial community, such as the analysis of economic and market conditions, review of financial products, exchange of marketing ideas, and continuing evaluation and recommendation of asset allocation models. Mr. Warren received his undergraduate degree from Williams College and holds a Master of Arts degree from Harvard University.

     Billy J. Robinson, 52, has been a director since March 1994. He has also served as Vice President and General Counsel since October 1993, and as Secretary since June 1994. Mr. Robinson has over twenty years legal experience, representing banks and other financial institutions, with a concentration in commercial transactions. Mr. Robinson is admitted to practice before the United States Supreme Court, the United States District Court for the Northern District of Texas and the District of New Mexico, and is licensed to practice before all state courts in Texas and New Mexico. Mr. Robinson is a certified Mediator in the State of Texas and is the author of the 1994-95 Real Estate Law Correspondence Course for the Texas Tech University Paralegal Certification Program.

     Bernard S. Appel, 68, has been a director since February 1995. He enjoyed a career of 34 years with Radio Shack, holding every key merchandising and marketing position, culminating with his promotion to president in 1984. In 1992 he was promoted to Chairman of Radio Shack and Senior Vice President of Tandy Corporation. Since July 1993, Mr. Appel has operated the private consulting firm of Appel Associates.

     George C. Platt, 60, was appointed an interim director on July 17, 2000, subject to ratification by the shareholders of the Company. Mr. Platt is currently President and Chief Executive Officer of

ViewCast.com., Inc., a Dallas-based provider of video communications solutions, and has served in that capacity since September 1999. From 1991 through 1999, Mr. Platt was the President and Chief Executive Officer of Intecom, Inc., a provider of multimedia telecommunications products and services. Prior to that, Mr. Platt was the President and Chief Executive Officer of Shared Resource Exchange, Inc. (SRX), an entrepreneurial startup company. Before joining SRX, Mr. Platt served for six years as Vice President of the Business Communications Group at ROLM Corporation. Mr. Platt holds a Bachelor of Science Degree from Northwestern University and a Masters in Business Administration from the University of Chicago. Mr. Platt currently serves on the Board of Directors for InterVoice-Brite, Inc., a provider of call automation systems, and ViewCast.com, Inc.

                           Executive Officers

     David M. Thomas, 48, has been Vice President of Finance and Chief Financial Officer since March 2000. From May 1999 to February 2000, Mr. Thomas held a similar position with Omega Environmental Technologies, a Dallas-based manufacturer and distributor of after-market automotive air conditioning parts and systems. From April 1995 to April 1999, Mr. Thomas held a senior financial management position with Currency Systems International, Inc., a Dallas-based manufacturer of high-speed document processing equipment for banks, primarily responsible for the financial management of domestic and international operations. For twelve years prior to that, Mr. Thomas was the Chief Financial Officer, Secretary, Treasurer and a Director for Intertrans Corporation, a publicly traded international transportation services and logistics company based in Dallas. Mr. Thomas holds a bachelor's degree in accounting from Stephen
F. Austin State University.

     Thomas W. (Bill) Park, 65, has been Vice President and Chief Operating Officer of various subsidiaries of the Company since October 3, 1994. He is responsible for securing strategic technology partners to ensure leading-edge product design and manufacturing of uniView products and the uniView Xpressway systems and services. He has in the past managed annual sales in excess of $250 million, both domestic and abroad. Mr. Park has a dynamic breadth of experience in manufacturing, quality assurance, engineering, product development and customer service. Mr. Park enjoyed a career of 29 years with Curtis Mathes Corporation (CMC), before leaving in August, 1993 for a position as Vice President of Benelec Corporation, an international trading company dealing in electronics, medical supplies, and other products. From August, 1993 until his return to the company in 1994, Mr. Park continued to make his knowledge and experience available to CMC as a consultant. During his career with CMC, he served in various positions, beginning as an Office Manager/Cost Accountant in 1964 and culminating as Executive Vice President in 1985, in which capacity he served until 1993. Mr. Park has traveled extensively and maintains valuable business contacts in Europe and Asia. He holds a Bachelor of Business Administration degree in Finance from the University of Texas.

     Thomas P. O'Mara, 40, is the President and Chief Strategic Officer of the Products Group division of the Company, responsible for the sales, marketing and advertising strategy for uniView digital Set Top Box applications. He also supervises corporate marketing and communications, channel partner programs, and strategic alliance programs. Mr. O'Mara is also responsible for pursuing joint development agreements and strategic alliances with high-tech providers. Mr. O'Mara joined the Company in

1996, and in 1997 was promoted to Vice President of Sales and Marketing of all operating subsidiaries. He was instrumental in the design, development and implementation of the uniView digital Set Top Box solution and the uniView Xpressway Internet access system. Prior to joining the Company, Mr. O'Mara spent 13 years with Pioneer Electronics, during which time he was directly involved in sales and marketing aspects for the majority of all of Pioneer's consumer electronics products. Mr. O'Mara holds a Bachelor of Business Administration degree in accounting from LaSalle University (Philadelphia, PA.).

     Leslie Leland, 38, is President of the uniView Softgen division of the Company and a co-founder of Softgen International, the assets of which were acquired by the Company in October 1999. She managed the development of this business from a consulting and services firm to its current status as an international player in an emerging call center component of the technology industry. Since beginning the business eight years ago with her husband, Cameron Hurst, Ms. Leland has been the driving force behind the introduction of Softgen's flagship CIMphonyT products into countries around the world, including foreign and domestic Fortune 500 businesses. Prior to founding Softgen International, Ms. Leland managed the configuration, installation and network connection of more than 150 computer labs in a joint venture with IBM, at The Future Now in Dallas. Earlier in her career, she managed the education division at MicroAge
Computer in Dallas, a joint-venture with IBM, where she managed the installations of IBM computer labs for the K-12 and higher education markets. She began her career with the U.S. China People's Friendship Association in Washington, D.C. as executive director, providing leadership and direction for a national non-profit organization. Ms. Leland was selected as the Rotary International Graduate Scholar to Taiwan and received the Northwest
Florida Scholar-Athlete of the Year Award. Ms. Leland holds a bachelor's degree in international affairs and political science from Florida State University and an MBA in international business from Marymount University in Arlington, VA.

     Cameron E. Hurst, 38, is Vice President of the uniView Softgen division of the Company and a co-founder of Softgen International, the assets of which were acquired by the Company in October 1999. He also serves as the Chief Technology Officer for the Company's four divisions, uniView Softgen, Products Group, Advanced Systems Group and Network
America, and directs and manages all network operations. Before co-founding Softgen International eight years ago with his wife, Leslie Leland, Mr. Hurst developed and implemented call center software solutions for worldwide airline companies and other transportation-related industries while at American Airlines Decision Technologies in Dallas. He began his career at the 7th Communications Group at the Pentagon, managing a team of communication engineers in designing, installing and testing a 10,000-node DOD-level secure network for the U.S. Air Force headquarters. Mr. Hurst holds a bachelor's degree in applied science from the U.S. Air Force Academy in Colorado Springs, CO and a master's degree in computer science from George Washington University.

     Jerry N. Burrows, 55, is President of the Network America division and the Advanced Systems Group division of the Company. Mr. Burrows became associated with the Company in 1996, serving as senior consultant in charge of corporate development. In 1999, Mr. Burrows was promoted to President of the Network America division and in 2000 was named President of Advanced Systems Group. From 1992 to 1996, Mr. Burrows was Vice President of F.G. Group (a consulting company affiliated with Chemical
Bank).  From 1988 to 1992, Mr. Burrows was Vice President of Sales and

Marketing for FMC Corporation, and for 15 years before that, he was Vice President of Business Development for 3M Company. He began his career as an avionics officer in the U.S. Air Force. Mr. Burrows holds a bachelor's degree in business communications from Oklahoma State
University.

  Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the 1934 Act ("Section 16(a)"), requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities ("10% Owners") to file reports of beneficial ownership of our securities and changes in such beneficial ownership with the Securities and Exchange Commission ("Commission"). Directors, executive officers and 10% Owners are also required by rules promulgated by the Commission to furnish us with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of the copies of the forms filed pursuant to Section 16(a) furnished to us, or written representations that no year-end Form 5 filings were required for transactions occurring during fiscal year ended June 30, 2000, we believe that during the fiscal year ended June 30, 2000, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% Owners were complied with.

           Nominations for Election to the Board of Directors

     We do not have a nominating committee, The Board of Directors considers persons who might be desirable and eligible for membership on the Board of Directors and potential nominees are solicited. We obtain information with respect to all such potential nominees, which the Board of Directors evaluates and then decides who to nominate for the position of director.

            Meetings and Committees of the Board of Directors

     During fiscal year ended June 30, 2000, all Board action was taken by unanimous consent of the Directors, except for action taken in meetings attended by all directors held on September 2, 1999, September 21, 1999, October 29, 1999, December 9, 1999, January 26, 2000, May 11,
2000, and June 2, 2000.

     The Audit Committee reviews the scope and results of our annual audit, receives any suggestions from the independent auditors concerning improvements in our accounting practices and procedures, and reviews other professional services furnished by the independent auditors. The Audit Committee is currently comprised of Patrick A. Custer, Edward M. Warren, and Bernard S. Appel. This committee met once during the last fiscal year to review and approve the independent auditors' report for fiscal year ended June 30, 1999. The members also consulted on an ongoing basis and as necessary during the last fiscal year.

            COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                       Summary Compensation Table

     The following table summarizes the compensation paid over the last three completed fiscal years to our Chief Executive Officer and any other executive officer who received compensation of $100,000 or more during the fiscal year ended June 30, 2000.

                                                               Long Term Compensation
                                                               ------------------------------------
                           Annual Compensation                 Awards                       Payouts
                           ----------------------------------  ---------------------------- -------
(a)               (b)      (c)       (d)      (e)              (f)          (g)             (h)      (i)

                                                                                                     All
                                                                                                     Other
Name and          Year                        Other            Restricted   Securities      LTIP     Compen-
Principal         Ended                       Annual           Stock        Underlying      Payouts  sation
Position          Jun. 30  Salary($) Bonus($) Compensation($)  Award(s)($)  Options/SARs(#)  ($)      ($)
--------          -------  --------  -------  --------------   ----------   --------------  -------  ------
Patrick A. Custer 2000     200,340   --       (1)                  --       850,000         --       --
  Chairman of the 1999     184,728   --       (1)                  --            --         --       --
  Board and CEO   1998     170,000   --       (1)                  --        15,000         --       --

Billy J. Robinson 2000     145,131   --       (1)                  --       400,000         --       --
  Vice President, 1999     135,722   --       (1)                  --            --         --       --
  General Counsel 1998     125,000   --       27,500 (2)       18,177        15,000         --       --

Thomas P. O'Mara  2000     105,805   --       (1)                  --       300,000         --       --
  President of
  Products Group

Jerry N. Burrows  2000     150,160   --        --                  --        50,000         --       --
  President of
  Network America
  and Advanced
  Systems Group

(1) Other annual compensation to this executive officer, including payment of a car allowance and other personal benefits, did not exceed the lesser of $50,000 or 10% of such executive officer's total annual salary and bonus for such fiscal year.

(2) Includes $20,000 in forgiveness of debt incurred in connection with Mr. Robinson's relocation to Dallas in 1993.

                           Option/SAR Grants Table

     The following table shows individual grants of stock options made during fiscal year ended June 30, 2000 to each of the named executive officers.

                                                                                  Potential Realizable
                                                                                  Value at Assumed
                                                                                  Annual Rates of Stock
                                                                                  Price Appreciation
                   Individual Grants                                              for Option Term (2)
-------------------------------------------------------------------------------   -------------------------
(a)                (b)              (c)          (d)                 (e)                   (f)      (g)
                   Number of
                   Securities       % of Total   Exercise  Market
Name               Underlying       Options      or Base   Price on
                   Options          Granted to   Price     the Date  Expiration
                   Granted(#)(1)    Employees    ($/Sh)    of Grant  Date         0% ($)   5% ($)   10% ($)
                   -------------    ----------   --------  --------  ----------   -------  -------  -------
Patrick A. Custer  400,000          18%          $1.50     $2.19     06/30/04     276,000  518,000  808,000
                   400,000          18%          $1.83     $1.63     09/27/04          --  100,000  316,000
                    50,000           2%          $3.50     $4.69     12/31/04      59,500  124,000  202,500

Billy J. Robinson  100,000           4%          $1.50     $2.19     06/30/04      69,000  129,500  202,000
                   300,000          13%          $1.83     $1.63     09/27/04          --   75,000  237,000

Thomas P. O'Mara   100,000           4%          $1.50     $2.19     06/30/04      69,000  129,500  202,000
                   200,000           9%          $1.83     $1.63     09/27/04          --   50,000  158,000

Jerry N. Burrows    50,000           2%          $3.50     $4.69     12/31/04      59,500  124,000  202,500

(1)  Options have a five-year life and vested immediately.

(2) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the stock price. Actual gains, if any, on stock option exercises and the sale of Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

           Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table shows aggregate exercises of options (or tandem stock appreciation rights) and freestanding stock appreciation rights during the fiscal year ended June 30, 2000 by each of the named executive officers.

(a)                (b)             (c)          (d)                (e)

                                                Number of
                                                Securities         Value of
                                                Underlying         Unexercised
                                                Unexercised        In-the-Money
                                                Options/SARs at    Options/SARs at
                                                FY-End (#)(1)      FY-End ($)(1)(2)
                   Shares
                   Acquired        Value        Exercisable (E)/   Exercisable (E)/
Name               on Exercise(#)  Realized($)  Unexercisable (U)  Unexercisable (U)
----               --------------  -----------  -----------------  -----------------
Patrick A. Custer        --           --        920,000 (E)        $106,500 (E)

Billy J. Robinson        --           --        430,000 (E)        $ 27,400 (E)

Thomas P. O'Mara         --           --        330,000 (E)        $ 27,400 (E)

Jerry N. Burrows         --           --         50,000 (E)              --

(1)  The Company has not made any grants of SARs.

(2) On June 30, 2000 most of the options were not considered "in-the-money," as the fair market value of the underlying securities on that date ($1.75) did not exceed the exercise price of the options.

                        Compensation of Directors

     None of the inside directors are paid compensation as such, except for services performed in another capacity, such as an executive officer. The outside directors are paid $500 per meeting, plus their expenses for attending Board of Director meetings. During fiscal 2000, we additionally granted each of the two outside directors stock options to purchase 50,000 shares of Common Stock. The options have a five year life, vested immediately and are priced at 85% of the average closing sale price of the Common Stock, as reported by NASDAQ, for the five (5) trading days immediately preceding the date of grant. The exercise price of the options is $1.68 per share and the market price of the Common Stock on the date of grant, September 21, 1999, was $1.78 per share.

 Employment Contracts and Termination and Change-in-Control Arrangements

     On September 19, 2000, we entered into employment agreements with named executive officers Messrs. Custer, O'Mara, Park and Robinson, ending on June 30, 2001. The terms of the employment agreements include an agreed annual salary, employee benefits, nonstatutory stock options, portions of which vest at certain times depending on attainment of certain performance goals, and provisions concerning termination of employment upon sale or change in control. For a description of these terms, reference is made to the agreements filed as exhibits to our Form 10-K for fiscal year ended June 30, 2000.

  Compensation Committee Interlocks and Insider Participation

     Mr. Custer and Mr. Robinson participated in advising our Board of Directors concerning certain aspects of executive officer compensation during the last completed fiscal year. Mr. Custer is Chairman of the Board, President and Chief Executive Officer; and Mr. Robinson is Vice President, Secretary, General Counsel, and a Director.

      Board of Directors Report on Executive Compensation

Executive Compensation

     We have structured our executive compensation program within our financial framework with a goal of attracting and retaining high-quality executive talent. The executive compensation program consists generally of base salary and employee benefits. We review our compensation programs periodically and compare our pay practices with other similar companies and with companies staffed with similarly-skilled executives. During the first fiscal quarter of each year, we review salary increases for the current year and, considering our financial performance and each executive officer's perceived contribution to that performance, salaries are set accordingly.

Chief Executive Officer

     For the year ended June 30, 2000, Mr. Custer received $212,340 for his services as President and Chief Executive Officer. The factors we considered in setting his compensation include Mr. Custer's leadership in restructuring the Company, his contribution to our strategic focus and financial positioning, and included a consideration of his responsibilities, experience, and skills.

          Patrick A. Custer (Chairman)       Edward M. Warren
          Bernard S. Appel                   Billy J. Robinson

     The foregoing report is not incorporated by reference in any prior or future filings of the Company under the Securities Act of 1933, as amended (the "1933 Act"), or under the Securities Exchange Act of 1934, as amended (the "1934 Act"), unless we specifically incorporate the report by reference and the report shall not otherwise be deemed filed under such Acts.

                            Performance Graph

     The following graph compares total stockholder returns of the Company ("uniView") since June 30, 1995 to two indices: (1) the "NASDAQ Market Index ("NASDAQ");" and (2) the aggregate price performance of equity securities of companies classified under North American Industry Classification System (NAICS) code 541512 for Computer Systems Design Services ("MG Group").

     The total return shown for our stock and for each index assumes the reinvestment of dividends, even though dividends have never been declared on our stock. The NASDAQ Market Index tracks the aggregate price performance of equity securities of companies traded on the NASDAQ Stock Market. The MG Group Index tracks the aggregate price performance of equity securities of companies traded on the various exchanges, including the NASDAQ Stock Market, which are grouped under NAICS code 541512 for Computer Systems Design Services.

     The graph should be viewed in the context of the curtailment of the commodity consumer electronics business operations of subsidiary Curtis Mathes Corporation during fiscal year ended June 30, 1996, the introduction during fiscal year ended June 30, 1997 of our technologically advanced Internet access uniView products and uniView Xpressway Online Service, the addition during fiscal year ended June 30, 1998 of system integration, technical support and network consulting to our comprehensive array of interactive business solutions with the acquisition of Network America, Inc. Further consideration should note the addition of computer telephony integration capabilities with the acquisition of the net assets of Softgen International during fiscal year ended June 30, 2000. Accordingly, the graph may not necessarily indicate our future performance.

         6/30/95   6/30/96  6/30/97   6/30/98  6/30/99   6/30/00

uniView   100.00    200.00   131.83     31.36    32.73     25.45

MG Group  100.00    132.38   122.60    154.42   163.82    118.62

NASDAQ    100.00    125.88   151.64    201.01   281.68    423.84

     The foregoing graph is not incorporated in any prior or future filings of the Company under the 1933 Act or the 1934 Act, unless we specifically incorporate the graph by reference, and the graph shall not otherwise be deemed filed under such Acts.

                     INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP has been appointed to serve as our principal accountant for the current year, subject to ratification of such appointment by the shareholders. A representative of Grant Thornton LLP is expected to be present at the shareholders meeting and will have an opportunity to make a statement if they desire to do so and are expected also to be available to respond to appropriate questions. Grant Thornton LLP has served as the Company's independent public accountants since December 1998.

     King Griffin & Adamson P.C. served as our principal accountant for the fiscal year ended June 30, 1998. A representative of King Griffin & Adamson, P.C. is not expected to be present at the shareholders meeting. The client-auditor relationship between the Company and King Griffin & Adamson P.C. ended, with the approval of our audit committee, as of December 1, 1998. The change resulted from our desire to move to a larger firm.

     During fiscal 1998 and the subsequent interim period preceding termination of the relationship, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Although unrelated to the change, the former accountant's report on our financial statements for fiscal year 1998 contained an opinion that was qualified concerning our ability to continue as a going concern. The former accountant was provided with a copy of the above disclosures and was requested to furnish us with a letter addressed to the Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. The former accountant's letter was filed as an exhibit to our Current Report on form 8-K dated December 1, 1998.

                      RATIFICATION OF STOCK OPTIONS

Item No. 3 on Proxy

     In order to continue to promote the interests of the Company and our shareholders by providing an incentive to retain and motivate our directors and key employees, our Board of Directors has approved the grant of non-statutory stock options to certain directors and key officers and employees of the Company. The Board has also approved additional performance based incentives whereby certain executive officers may receive stock options upon the achievement of certain financial benchmarks by the Company ("Performance" stock options). We believe these stock options more closely align the interests of these persons with our shareholders and provide such individuals with an increased proprietary interest in maximizing our growth, profitability and overall success. We are therefore seeking shareholder ratification of the following stock options:

* Effective as of July 1, 1999, our Board of Directors granted non-statutory stock options to four of its key officers and employees of the Company, to vest immediately. The options have a five year life and cover an aggregate of 700,000 shares of Common Stock at an exercise price of $1.50 per share. The market price of the Common Stock on the date of grant was $1.75 per share.

* Effective as of January 1, 2000, our Board of Directors granted non-statutory stock options to two of its key officers and employees of the Company, to vest immediately. The options have a five year life and cover an aggregate of 100,000 shares of Common Stock at an exercise price of $3.50 per share. The market price of the Common Stock on the date of grant was $4.69 per share.

* Effective as of May 11, 2000, our Board of Directors granted to a key officer and employee of the Company non-statutory stock options to purchase 50,000 shares of Common Stock, one-half to vest immediately and one-half to vest on March 6, 2001. The options are exercisable for five years at an exercise price of $2.69 per share. The market price of the Common Stock on the date of grant was $2.69 per share.

* Effective July 12, 2000, the Board granted each of the Company's two outside directors non-statutory stock options to purchase 50,000 shares of Common Stock, to vest immediately. The options are exercisable for five years at an exercise price of $1.81 per share. The market price of the Common Stock on the date of grant was $1.78 per share.

* On July 12, 2000, our Board of Directors granted non-statutory stock options to four of its key officers and employees of the Company, to take effect upon execution of an employment agreement by such employees. The employees signed their employment agreements and the options took effect on September 19, 2000. The options have a five year life and cover an aggregate of 1,840,000 shares of Common Stock at an exercise price of $1.81 per share. The market price of the Common Stock on the date of grant was $1.78 per share

* Effective as of July 17, 2000, the Board granted its interim outside director non-statutory stock options to purchase 50,000 shares of Common Stock, to vest immediately. The options are exercisable for five years at an exercise price of $1.81 per share. The market price of the Common Stock on the date of grant was $1.81 per share.

* Our Board of Directors has also approved "Performance" stock options to purchase a maximum of 1,900,000 shares of Common Stock, to be granted to certain executive officers upon the achievement of certain financial benchmarks related to cash flow, profitability and sales by the Company. Options to purchase 100,000 shares of Common Stock will be exercisable for five years from date of grant at an exercise price of $3.50 per share; and options to purchase 1,800,000 shares of Common Stock will be exercisable for five years from date of grant at an exercise price of $1.50 per share.

     The following table and the notes thereto set forth certain information with respect to the foregoing stock options for (a) the executive officers named in the Summary Compensation Table, (b) all current executive officers of the Company as a group, (c) all current directors who are not executive officers as a group, and (d) all other employees, including all current officers who are not executive officers, as a group.

                              Stock Options
                              -------------
                                                       Maximum
                              Number of Shares         Number of Shares
                              of Common Stock          of Common Stock
                              Underlying               Underlying Performance
Name and Position             Stock Options Granted    Stock Options
-----------------             ---------------------    ----------------------
Patrick A. Custer,              1,580,000(1)              900,000(7)
  Chairman of the Board
  of Directors, President
  and Chief Executive Officer

Billy J. Robinson,                400,000(2)              300,000(7)
  Vice President, Secretary
  and General Counsel, Director

Thomas P. O'Mara,                 320,000(3)              400,000(7)
  President of a significant
  subsidiary

Jerry N. Burrows,                  50,000(4)              100,000(8)
  President of significant
  subsidiaries

Executive Group                 2,690,000(5)            1,800,000(9)

Non-Executive Director Group      150,000(6)                    0

Non-Executive Officer
  Employee Group                        0                       0

(1) Non-statutory stock options to purchase 400,000 shares of Common Stock at $1.50 per share, granted on July 1, 1999; market price on the date of grant was $1.78 per share. Non-statutory stock options to purchase 50,000 shares of Common Stock at $3.50 per share, granted on January 1, 2000; market price on the date of grant was $4.69 per share. Non-statutory stock options to purchase 1,130,000 shares of Common Stock at $1.81 per share, granted on July 12, 2000; market price on the date of grant was $1.78 per share.

(2) Non-statutory stock options to purchase 100,000 shares of Common Stock at $1.50 per share, granted on July 1, 1999; market price on the date of grant was $1.78 per share. Non-statutory stock options to purchase 300,000 shares of Common Stock at $1.81 per share, granted on July 12, 2000; market price on the date of grant was $1.78 per share.

(3) Non-statutory stock options to purchase 100,000 shares of Common Stock at $1.50 per share, granted on July 1, 1999; market price on the date of grant was $1.78 per share. Non-statutory stock options to purchase 220,000 shares of Common Stock at $1.81 per share, granted on July 12, 2000; market price on the date of grant was $1.78 per share.

(4) Non-statutory stock options to purchase 50,000 shares of Common Stock at $3.50 per share, granted on January 1, 2000; market price on the date of grant was $4.69 per share.

(5) Includes non-statutory stock options for the named Executive Officers to purchase 2,350,000 shares of Common Stock. Also includes non-statutory stock options for an executive officer to purchase 100,000 shares of Common Stock at $1.50 per share, granted on July 1, 1999; market price on the date of grant was $1.78 per share. Also includes non-statutory stock options for an executive officer to purchase 190,000 shares of Common Stock at $1.81 per share, granted on July 12, 2000; market price on the date of grant was $1.78 per share. Also includes non-statutory stock options for an executive officer to purchase 50,000 shares of Common Stock at $2.69 per share, granted on May 11, 2000; market price on the date of grant was $2.69 per share; one-half of the options vested immediately and one-half vest on May 11, 2001.

(6) Includes non-statutory stock options for each of two directors, Mr. Warren and Mr. Appel, to purchase 50,000 shares of Common Stock at $1.81 per share, granted on July 12, 2000; market price on the date of grant was $1.78 per share. Includes non-statutory stock options for director nominee, Mr. Platt, to purchase 50,000 shares of Common Stock at $1.81 per share, granted on July 17, 2000; market price on the date of grant was $1.81 per share.

(7) Non-statutory "Performance" stock options to be granted upon achievement of certain financial benchmarks by the Company, exercisable for five years from date of grant with an exercise price of $1.50 per share.

(8) Non-statutory "Performance" stock options to be granted upon achievement of certain financial benchmarks by Network America, Inc., exercisable for five years from date of grant with an exercise price of $3.50 per share.

(9) Includes non-statutory "Performance" stock options to be granted to each the named Executive Officers upon achievement of certain financial benchmarks by the Company. Also includes non-statutory "Performance" stock options for an executive officer to purchase 100,000 shares of Common Stock, to be granted upon achievement of certain financial benchmarks by the Company, exercisable for five years from date of grant with an exercise price of $1.50 per share.

     Certain Tax Consequences with Respect to Options. No tax obligation will arise upon the granting of an option for the optionee or the Company. Upon exercise of an option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, at the time of exercise, of the stock acquired over the exercise price of the options. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any additional deduction to the Company.

     The Board of Directors recommends a vote "FOR" ratification of the stock options.

                        QUORUM AND REQUIRED VOTE

     A majority of the issued and outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. An affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, a particular matter, present in person or represented by proxy, shall decide any question brought before such meeting. Voting will be by written ballot.

     Under Texas law and under our Articles of Incorporation and Bylaws, shares of the Common Stock represented in person or by proxy at the Annual Meeting which abstain from voting on any matter are considered as being represented at the Annual Meeting and entitled to vote on that matter. Such shares are therefore counted for the purpose of establishing a quorum but they are not counted for the purpose of establishing a minimum number of votes required to approve any matter. Only those shares voted for or against or which expressly abstained with respect to a particular matter are counted in the vote on that matter.
As a result, such an abstention from voting has no effect on the voting on any particular matter. "Broker non-votes" and proxies that simply withhold the authority to vote are not considered as being represented at the Annual Meeting and are therefore not counted in establishing a quorum.

               DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal for action at the next annual meeting of shareholders must forward a copy of such proposal to our Corporate Secretary. We must receive any such proposal for inclusion in our proxy statement and form of proxy relating to that meeting by July 8, 2001. Shareholder proposals may be excluded from our proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, provided certain conditions are met.

                              OTHER MATTERS

     We do not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with their own judgment on such matters.

     ALL PROXIES IN THE ACCOMPANYING FORM PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY SHAREHOLDERS. IF NO DIRECTION IS GIVEN, SUCH PROXIES PROPERLY EXECUTED WILL BE VOTED "FOR" ALL NOMINEES AND "FOR" ALL PROPOSALS SET FORTH HEREIN.

                                   By Order of the Board of Directors,

                                   /s/ Billy J. Robinson

                                   Billy J. Robinson
                                   Secretary
October 2, 2000
Dallas, Texas

                        Addendum - Form of Proxy

                    UNIVIEW TECHNOLOGIES CORPORATION
             PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING
                            November 2, 2000

The undersigned, having received the Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the year ended June 30, 2000, hereby appoint(s) Neal J. Katz and Thomas W. (Bill) Park and each of them, proxies to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of uniView Technologies Corporation, to be held on Thursday, November 2, 2000 at 4:30 P.M., Dallas time, at 17300 North Dallas Parkway, Suite 2050, Dallas, Texas 75248 and at any and all postponements or adjournments thereof:

              (continued and to be signed on reverse side)
                       --------------------------
                     Please date, sign and mail your
                  proxy card back as soon as possible!

                     Annual Meeting of Shareholders
                    UNIVIEW TECHNOLOGIES CORPORATION

                            November 2, 2000

             Please Detach and Mail in the Envelope Provided
                               ----------
A [X] Please mark your votes as indicated in this example.

     The directors recommend a vote FOR the election of all nominees and a vote FOR all of the proposals.

                  FOR all nominees         WITHHOLD
                  listed at right (except  AUTHORITY
                  as marked to the         to vote for all nominees
                  contrary below)          listed at right
1.   Election of
     Directors:   [   ]                    [   ]  Nominees: Patrick A. Custer
                                                            Edward M. Warren
Instruction: To withhold authority to vote                  Bernard S. Appel
for any individual nominee, strike a line                   Billy J. Robinson
through the name of nominee in the list at                  George C. Platt
right. Unless authority to vote for all the foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not struck.

2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending June 30, 2001.

     FOR [   ]           AGAINST [   ]            ABSTAIN [   ]

3.   To ratify stock options granted to employees and directors.

     FOR [   ]           AGAINST [   ]            ABSTAIN [   ]

4. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting.

     Unless otherwise specified in the squares provided, the proxies shall vote FOR the election of all of the nominees listed in Proposal #1 at left, and FOR Proposals #2 and #3.

       PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                       USING THE ENCLOSED ENVELOPE


_____________________  ___________________________  Dated ___________,2000
 (Signature)(Title)    (Signature if Held Jointly)

NOTE:          Please sign exactly as name appears above.  When shares
are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.